UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 11, 2025

CONNECTONE BANCORP, INC.
(Exact name of Company as specified in its charter)

New Jersey	000-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code  (201) 816-8900

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNOB	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 5.25% Series A Non-Cumulative, perpetual preferred stock)	CNOBP	NASDAQ

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers; Compensatory Arrangements Of Certain Officers

Separation and Release Agreement with Michael O’Malley

ConnectOne Bancorp, Inc. (the “Company”) announced that Michael O’Malley, who currently serves as the Company’s Chief Risk Officer, will separate employment with the Company effective December 31, 2025 (the “Separation Date”) to pursue other opportunities. In order to ensure an orderly transition, the Company and Mr. O’Malley entered into a Separation and Release Agreement (the “Agreement”) as of December 11, 2025, which among other items, provides for the following:

●
Mr. O’Malley will continue to serve as Chief Risk Officer until the Separation Date and will be entitled to receive such 2025 cash incentive as he is awarded by the Company’s Compensation Committee pursuant to the terms of the Company’s Executive Incentive Plan;

●	Certain equity awards outstanding as of the Separation Date, as specified in the Agreement, will continue to vest until their next vesting date, in March of 2026;
●
Mr. O’Malley’s departure will be treated as a “termination without cause” under the terms of that certain Employment Agreement dated November 30, 2020 between Mr. O’Malley, the Company and ConnectOne Bank (the “Employment Agreement”), entitling Mr. O’Malley to a severance payment equal to $389,813 and continuation of certain insurance benefits for a period of twelve (12) months; and

●
Effective as of the Separation Date, the Employment Agreement is terminated (except with respect to certain provisions set forth therein with respect to competition, non-solicitation and confidentiality, which shall survive).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Separately, the Company announced that it had appointed Mark Pappas, who has served as the Company’s Chief Internal Auditor for the past three years, to serve as the Company’s Chief Risk Officer. Mr. Pappas has over 30 years of experience as a risk and audit professional, including prior experience as a Chief Risk Officer of a multi-billion dollar asset New York metropolitan area bank. With his appointment as Chief Risk Officer, Mr. Pappas will no longer serve as the Company’s Chief Internal Auditor.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation and Release Agreement by and between ConnectOne Bancorp, Inc., ConnectOne Bank and Michael O’Malley dated December 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: December 12, 2025	By:	/s/ William S. Burns
WILLIAM S. BURNS
Senior Executive Vice President and Chief Financial Officer